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                                                                       EXHIBIT 5


                                 July 26, 1999



Redback Networks
1389 Moffett Park Drive
Sunnyvale, CA 94089

               Re: Redback Networks ("Redback") Registration Statement for Offering of 426,322 Shares of Common Stock

Ladies and Gentlemen:

        We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 426,322 Shares Acquired Under Written Compensation Agreements with certain individuals designated in the Registration Statement and certain unnamed non-affiliates. We advise you that, in our opinion, when such shares have been issued and sold under the applicable provisions of the Written Compensation Agreements with certain individuals designated in the Registration Statement and certain unnamed non-affiliates and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Redback's Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ Gunderson Dettmer Stough Villeneuve
                                           Franklin & Hachigian, LLP
                                       -----------------------------------------
                                       Gunderson Dettmer Stough Villeneuve
                                       Franklin & Hachigian, LLP